UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2012

Lightning Gaming, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-8583866

Nevada	20-8583866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

23 Creek Circle
Boothwyn, PA 19061
(Address of principal executive offices, including zip code)

610-494-5534
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 6, 2012, we and our wholly-owned subsidiary, Lightning Poker, Inc. ("LPI"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with The Co-Investment Fund, II, L.P. ("CI II"). Pursuant to the Purchase Agreement, we sold 1,000,000 shares of Nonvoting Stock to CI II for a cash price of $1,000,000, and we issued to CI II a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 per share (subject to anti-dilution adjustments), with an expiration date of January 6, 2017 (the "Warrant"). If the Warrant is exercised and we later register any of our securities under the Securities Act of 1933, as amended (the "Securities Act"), the holder of our shares that were acquired through the exercise of the Warrant can require us to make reasonable efforts to include the holder's shares in that registration, at our expense, subject to the terms and conditions of the Warrant.

The Nonvoting Stock purchased by CI II under the Purchase Agreement can be exchanged by CI II for an equal number of shares of our common stock, and CI II can require us to register those shares of common stock under the circumstances described in the Investor Rights Agreement, dated June 23, 2011 (the "Investor Rights Agreement"), which we reported and included as an exhibit in the Form 8-K that we filed with the United States Securities and Exchange Commission on June 29, 2011 (the "June 2011 8-K").

Besides the Nonvoting Stock acquired under the Purchase Agreement, CI II holds another 2,000,000 shares of Nonvoting Stock and beneficially owns more than 5% of our outstanding common stock, based on CI II's ability to acquire our common stock through the exercise of warrants or conversion of promissory notes. CI II is managed by Cross Atlantic Capital Partners Inc. ("Cross Atlantic"). Donald Caldwell is a member of our board of directors and is the founder and chief executive officer of Cross Atlantic. Frederick R. Tecce is a member of our board of directors and is a managing director and of counsel of Cross Atlantic.

The above descriptions of the Purchase Agreement and the Warrant are merely summaries of the material terms of those documents. Copies of those documents are filed as exhibits to this Form 8-K. Interested parties should read those documents in their entirety.

Item 3.02.    Unregistered Sales of Equity Securities

Please refer to Item 1.01 above for information concerning the Nonvoting Stock and the Warrant that we issued under the Purchase Agreement. We issued those securities without registration under the Securities Act pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.
(d)        Exhibits:

Exhibit No.        Description

99.1        Securities Purchase Agreement among Lightning Gaming, Inc. ("LGI"), LPI and CI II, dated July 6, 2012
99.2        Warrant for Stock issued by LGI to CI II, dated July 6, 2012, for 1,000,000 shares of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

Date: July 16, 2012	By:	/s/ Brian Haveson
Brian Haveson
Chief Executive Officer and Interim Chief Financial Officer

Lightning Gaming, Inc.

Date: July 16, 2012	By:	/s/ Brian Haveson
Brian Haveson
Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Securities Purchase Agreement
EX-99.2	Warrant